UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA	90746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On December 15, 2009, U.S. Auto Parts Network, Inc. (the “Company”) and Mehran Nia, a former director of the Company (see below) and a significant stockholder, entered into an agreement ( the “Lockup Agreement”) pursuant to which the Company agreed to register up to 2.5 million of Mr. Nia’s shares of Company stock (the “Shares”) with the Securities and Exchange Commission in exchange for Mr. Nia’s agreement that he will not sell an additional 500,000 unregistered shares of Company stock for a period of two (2) years after the effective date of the Lockup Agreement. A copy of the Lockup Agreement is filed as Exhibit 10.67 to this Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, Mehran Nia resigned from his position as Director of the Company to pursue other opportunities. Mr. Nia and the Company also terminated his consulting arrangement with the Company that had existed since October 2008. Mr. Nia’s decision to resign from the Board of Directors did not arise or result from any disagreement with the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.67	Lockup Agreement Dated December 15, 2009 by and between U.S. Auto Parts Network, Inc., Mehran Nia, and Mehran Nia and Fariba Nia, Trustees of the Nia Living Trust Established September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ SHANE EVANGELIST
Shane Evangelist
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.67	Lockup Agreement Dated December 15, 2009 by and between U.S. Auto Parts Network, Inc., Mehran Nia, and Mehran Nia and Fariba Nia, Trustees of the Nia Living Trust Established September 2, 2004.